As filed with the Securities and Exchange Commission on August 1, 2019

Registration No. 333—

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VERTEX PHARMACEUTICALS INCORPORATED
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	04-3039129 (I.R.S. Employer Identification Number)

50 Northern Avenue
Boston, Massachusetts 02210
(Address of Principal Executive Offices)

EMPLOYEE STOCK
PURCHASE PLAN

(Full Title of Plan)

Jeffrey M. Leiden
Chief Executive Officer
Vertex Pharmaceuticals Incorporated
50 Northern Avenue
Boston, Massachusetts 02210
(617) 341-6100
(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value	2,000,000	$166.39	$332,780,000	$40,332.94

(1)
Consists of 2,000,000 additional shares of common stock, par value $0.01 per share, that may be issued under the Vertex Pharmaceuticals Incorporated Employee Stock Purchase Plan (the “ESPP”) pursuant to an amendment and restatement to the ESPP that became effective June 5, 2019. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares that may be subject to grant or otherwise issuable after the operation of any anti-dilution provisions, stock splits, or other similar transactions.

(2)
Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low sale prices of the Registrant’s common stock as reported by The NASDAQ Global Select Market on July 29, 2019.

Statement of Incorporation by Reference
This Registration Statement on Form S-8 is being filed to register the offer and sale of an additional 2,000,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”) of Vertex Pharmaceuticals Incorporated (the “Registrant”) to be issued under the Employee Stock Purchase Plan (the “ESPP”) of the Registrant. In accordance with General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 filed by the Registrant on November 6, 2012 (File No. 333-184784), relating to the Registrant’s ESPP, except for Item 8, Exhibits, which has been updated and included herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Exhibit Description		Filed with this Registration Statement	Incorporated by Reference herein from—Form or Schedule	Filing Date	SEC File/ Reg. Number
4.1	Restated Articles of Organization of Vertex Pharmaceuticals Incorporated, as amended.			10-Q (Exhibit 3.1)	July 26, 2018	000-19319
4.2	Amended and Restated By-laws of Vertex Pharmaceuticals Incorporated.			10-Q (Exhibit 3.2)	July 26, 2018	000-19319
4.3	Specimen stock certificate.			10-K (Exhibit 4.1)	February 15, 2018	000-19319
5.1	Opinion of counsel as to the legality of the shares being registered.		X
23.1	Consent of Ernst & Young LLP.	.	X
23.2	Consent of counsel (included as part of Exhibit 5.1).		X
24.1	Power of Attorney to file future amendments (set forth on signature page of this Registration Statement).		X
99.1	Vertex Pharmaceuticals Incorporated Employee Stock Purchase Plan.			DEF-14A (Appendix B)	April 26, 2019	000-19319

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts on August 1, 2019.

VERTEX PHARMACEUTICALS INCORPORATED

By:	/s/ Jeffrey M. Leiden
Jeffrey M. Leiden
Chief Executive Officer and President

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Jeffrey M. Leiden, Michael J. Parini, Omar White, and Sabrina Yohai and each of them singly, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him/her and in his/her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Vertex Pharmaceuticals Incorporated, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature		Title	Date

By:	/s/ Jeffrey M. Leiden	Chairman, Chief Executive Officer and President (Principal Executive Officer)	August 1, 2019
Jeffrey M. Leiden

By:	/s/ Charles F. Wagner, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 1, 2019
Charles F. Wagner, Jr.

By:	/s/ Paul M. Silva	Senior Vice President and Corporate Controller (Principal Accounting Officer)	August 1, 2019
Paul M. Silva

By:	/s/ Sangeeta N. Bhatia	Director	August 1, 2019
Sangeeta N. Bhatia

By:	/s/ Lloyd Carney	Director	August 1, 2019
Lloyd Carney

By:	/s/ Alan Garber	Director	August 1, 2019
Alan Garber

By:	/s/ Terrence C. Kearney	Director	August 1, 2019
Terrence C. Kearney

By:	/s/ Yuchun Lee	Director	August 1, 2019
Yuchun Lee

By:	/s/ Margaret G. McGlynn	Director	August 1, 2019
Margaret G. McGlynn

By:	/s/ Bruce I. Sachs	Director	August 1, 2019
Bruce I. Sachs

By:	/s/ William D. Young	Director	August 1, 2019
William D. Young